Exhibit 99.1

FOR IMMEDIATE RELEASE

FUBO ANNOUNCES PRELIMINARY Q2 2025 RESULTS: COMPANY’S GLOBAL STREAMING BUSINESS EXPECTS TO EXCEED REVENUE, SUBSCRIBER GUIDANCE

Company Expects Q2 Net Loss of Approximately $8 Million and Positive Adjusted EBITDA of At Least $20 Million

NEW YORK – JULY 29, 2025 – FuboTV Inc. (d/b/a/ Fubo) (NYSE: FUBO), the leading sports-first live TV streaming platform, announced today preliminary second quarter 2025 financial results ahead of its full earnings release scheduled for August 8, 2025.

Fubo’s second quarter 2025 preliminary results include:

North America

●	Second quarter 2025 total revenue is expected to exceed $365 million. Prior guidance was $345 million total revenue at the midpoint.
●	Second quarter 2025 paid subscribers is expected to exceed 1.350 million. Prior guidance was 1.240 million paid subscribers at the midpoint.

Rest of World (ROW)

●	Second quarter 2025 total revenue is expected to exceed $8.5 million. Prior guidance was $7 million total revenue at the midpoint.
●	Second quarter 2025 paid subscribers is expected to exceed 340,000. Prior guidance was 330,000 paid subscribers at the midpoint.

Fubo’s second quarter net loss is expected to be approximately $8 million, an improvement of approximately $18 million year-over-year (YoY), and Adjusted EBITDA (AEBITDA) is expected to be at least $20 million, an increase of at least $30 million YoY, which would represent Fubo’s first quarter of positive AEBITDA. The Company is also expected to end the quarter with at least $285 million in cash, cash equivalents and restricted cash.

The Company is pleased with its preliminary second quarter results, including the YoY improvement in net loss and achievement of positive AEBITDA. At this time, Fubo will pause providing guidance of future results while the proposed business combination with Hulu + Live TV is pending. The Company remains committed to operating its business to align with long-term value creation, in the best interests of its shareholders. Fubo recognizes the need to retain flexibility during this period leading up to the anticipated business combination. As a result, Fubo is withdrawing its previously communicated 2025 profitability target, and pausing providing subscriber and revenue guidance.

Fubo’s full second quarter 2025 financial results are scheduled to be released before the market opens on August 8, 2025.

Following the release, Fubo Co-founder and CEO David Gandler and CFO John Janedis will host a conference call to review results and provide a brief business update.

Conference Call Details:

Date: Friday, August 8, 2025

Start Time: 8:30 a.m. ET

Dial-In Details:

Participant Toll-Free Dial-In Number (North America): 1 (800) 715-9871

Participant Toll Dial-In Number (International): +1 (646) 307-1963

Conference ID: 3897462

The live webcast will be also available on the Events & Presentations page of Fubo’s investor relations website. Participants should join the webcast 10 minutes in advance to ensure that they are connected prior to the event. An archived replay will be available on Fubo’s website following the call.

About Fubo

With a global mission to aggregate the best in TV, including premium sports, news and entertainment content, through a single app, FuboTV Inc. (d/b/a Fubo) (NYSE: FUBO) aims to transcend the industry’s current TV model. Ranked among The Americas’ Fastest-Growing Companies 2025 by the Financial Times, the company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product aggregating more than 400 live sports, news and entertainment networks and is the only live TV streaming platform with every English-language Nielsen-rated sports channel (source: Nielsen Total Viewers, 2024). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through an intuitive and personalized streaming experience. Fubo has continuously pushed the boundaries of live TV streaming, and was the first virtual MVPD to launch 4K streaming, MultiView and personalized game alerts.

Learn more at https://fubo.tv

Basis of Presentation – Continuing Operations

In connection with the dissolution of Fubo Gaming, Inc. and termination of Fubo Sportsbook, the assets and liabilities and the operations of our former wagering reportable segment are presented as discontinued operations in our consolidated financial statements. With respect to our continuing operations, we operate as a single reportable segment. Financial information presented in this release reflects Fubo’s preliminary results on a continuing operations basis, which excludes our former wagering reportable segment.

Key Performance Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers (“subscribers”) are total subscribers that have completed registration with Fubo, have activated a payment method (only reflects one paying user per plan), from which Fubo has collected payment in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net income (loss) from continuing operations, adjusted for depreciation and amortization, stock-based compensation, certain litigation and transaction expenses, other (income) expense, and income tax provision (benefit). Certain litigation expenses consist of legal expenses and related fees and costs for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance, based on the several considerations which we assess regularly, including: (1) the frequency of similar cases that have been brought to date, or are expected to be brought in the future; (2) matter-specific facts and circumstances, such as the unique nature or complexity of the case and/or remedy(ies) sought, including the size of any monetary damages sought; (3) the counterparty involved; and (4) the extent to which management considers these amounts for purposes of operating decision-making and in assessing operating performance. Certain transaction expenses consist of professional advisor costs related to the pending business combination with Hulu + Live TV.

Reconciliation of Non-GAAP Financial Measures

Certain measures used in this release, including Adjusted EBITDA, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following table includes a reconciliation of preliminary Adjusted EBITDA to its most directly comparable GAAP financial measure.

fuboTV Inc.

Reconciliation of Preliminary Net Income (Loss) from Continuing Operations to Non-GAAP Preliminary Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2025	June 30, 2024

Reconciliation of Preliminary Net Income (Loss) from Continuing Operations to Preliminary Adjusted EBITDA
Preliminary Net income (loss) from continuing operations	$(8,026)	$(25,833)
Depreciation and amortization	10,138	9,519
Stock-based compensation	8,253	10,308
Certain litigation and transaction expenses(1)	8,271	4,856
Other (income) expense	1,875	(9,941)
Income tax provision	152	99
Preliminary Adjusted EBITDA	20,663	(10,992)

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance. Certain transaction expenses consist of professional advisor costs related to the pending business combination with Hulu + Live TV. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our preliminary financial results, our business strategy and plans, our offerings, industry dynamics, our financial condition and our anticipated financial performance, and our future approach with respect to guidance. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; risks related to our pending business combination with Hulu + Live TV; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; obligations imposed on us through our agreements with certain distribution partners; we may not be able to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 to be filed with the SEC and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent Fubo’s views as of the date of this press release. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this press release.

Financial Disclosure Advisory

All financial data in this press release is preliminary and represents the most current information available to the Company’s management, as financial closing procedures for the quarter ended June 30, 2025 are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the quarter ended June 30, 2025 and actual results may differ materially from these estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and review of the Company’s financial statements for the quarter ended June 30, 2025 and the subsequent occurrence or identification of events prior to the formal issuance of the second quarter financial results.

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Investor Contacts

Ameet Padte, Fubo

ameet@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv